                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549


                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): January 1, 1998


                             SCP POOL CORPORATION
            (Exact name of registrant as specified in its charter)


          Delaware                     0-26640                  36-3943363
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(State or other jurisdiction   (Commission File Number)        (IRS Employer
of incorporation)                                           Identification No.)


109 Northpark Boulevard, Covington, Louisiana                   70433-5070
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(Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code:   (504) 892-5521
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                       This Instrument contains 2 pages.
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Item 5.   Other Events

          On January 1, 1998, South Central Pool Supply, Inc. ("SCP"), a Delaware corporation and the wholly owned subsidiary of SCP Pool Corporation ("SCP Pool"), completed its acquisition (the "Acquisition") of the business of Bicknell Huston Distributors, Inc. ("BHD"), a Massachusetts corporation, pursuant to the terms of the Asset Purchase Agreement, dated as of November 13, 1997 among SCP, SCP Pool, BHD, Pacific Industries, Inc. ("Pacific") and Cookson America, Inc. (the "Purchase Agreement"). The Acquisition did not involve a "significant amount of assets" as defined in Instruction 4 to Item 2 to Form 8-K, and therefore, neither financial statements of the business acquired nor pro forma financial information are required to be filed.

          The Purchase Agreement was filed as an exhibit to SCP Pool's registration statement on Form S-1 (File No. 333-40245), and the following discussion is qualified in its entirety by reference to the Purchase Agreement. Pursuant to the terms of the Purchase Agreement, SCP acquired substantially all of the assets, and assumed certain of the liabilities, of BHD for a purchase price of approximately $21.0 million, subject to adjustment. The purchase price was financed with a portion of the net proceeds to the Company from the offering of shares of the Company's Common Stock by the Company and certain of its stockholders which was consummated on December 17, 1997. Dominick DeMichele, a director of the Company, is the Chief Executive Officer of the Molding Sector, a division of Cookson Group plc. Mr. DeMichele is also a director of Pacific, which is the sole stockholder of Bicknell. The assets acquired from BHD include swimming pool supplies inventory and fixed assets used in the distribution of swimming pool supplies. SCP intends to sell such inventory in the ordinary course of business and to continue to use such fixed assets in the distribution of swimming pool supplies.

          In connection with the Acquisition, SCP entered into a supply agreement with Pacific, the sole stockholder of BHD, pursuant to which Pacific will supply SCP with polymer panels, braces, steps, liners and other products used in the construction of swimming pools.

                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SCP POOL CORPORATION


Dated: January 8, 1998                 By:  /s/ Craig K. Hubbard
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                                              Craig K. Hubbard
                                              Chief Financial Officer, Treasurer
                                                and Secretary

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